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                                    Commission File No. 0-8730



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                           FORM 8-K


                         CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


    The following events are reported for the month of September and December, 1997:


    Item 1. CHANGES IN CONTROL OF REGISTRANT

    Zack Monroe, then Chairman of Registrant's Board of Directors and President, died of natural causes on July 25, 1997.

    On September 15, 1997, a Special Meeting of Registrant's shareholders was duly convened to elect a new Board of Directors. Approximately 75.99% of the issued and outstanding shares eligible to vote were present in person or by proxy.

    Approximately 39% of the issued and outstanding shares were held by Dorothy Monroe, widow of the decedent, and approximately 26% were held by George Balis, the then Director and Vice President of Registrant.

    The slate of 3 persons nominated by management as directors, to serve until the next regular meeting of the shareholders and until their successors were duly elected and qualified, were all elected, to-wit:

                          George Balis
                          Mary Kinn
                          Joe Ortiz

    Prior to the change in control, the existing Board of Directors consisted of 4 Directors: Zack Monroe, George Balis, Gordon J. Margulis, and William E. Powell.

    Following the Shareholder meeting the first meeting of Registrant's newly elected Directors elected the following officers:

    George Balis: Board Chairman, President and Chief Executive Officer, Mary Kinn: Secretary
    Joe Ortiz: Treasurer


    Accordingly, Registrant reiterates its need for an extension of time, to and including January 31, 1998, in which to file its March 31, 1997, Fork 10-K (Amended) and Form 10-Q, Second Quarter (Amended).


  Item 5. OTHER EVENTS


        Registrant's new address is: Bank of America Center
                                     Suite 845
                                     101 Convention Center Drive
                                     Las Vegas, Nevada 89109
                                     (702)-386-2633

       Registrant's old address was: Bank of America Plaza
                                     Suite 1111
                                     300 South Fourth Street
                                     Las Vegas, Nevada 89101
                                     (702)386-2633

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        American Industries, Ltd.




  Date:December 19, 1997               by: George Balis, President